Income Producing
Exchangeable Securities
Reverse Exchangeable Notes and YEELDS
®
January 2015
For Institutional Investors only, not for onward distribution to retail investors
Filed Pursuant to Rule 433
Registration No. 333-190038
January 15, 2015

Contents
Reverse Exchangeable Notes
YEELDS
®
(Exchangeable Buy-Write Securities)
Summary
Selected Risk Considerations
For Institutional Investors only, not for onward distribution to retail investors
2   |   Reverse Exchangeable Notes and YEELDS®
|  January 2015

Reverse Exchangeable Notes are senior unsecured debt obligations of Barclays Bank PLC that are typically linked to the performance of a particular equity security (referred to as the “Reference Asset”)
and provide:
1. Fixed coupon stream
2. Uncapped upside participation (typically at a rate that is less than 1-for-1) in the underlying shares above a strike level
3. Downside participation in the underlying shares below a strike level down to a maximum loss
The investor effectively owns the following positions, all embedded in a Reverse Exchangeable Note:
Long an out-of-the money call option (typically with less than 1-for-1 upside participation), struck at the “Upper Strike Price”
Long an out-of-the-money put option (struck at the “Lower Strike Price”) and short an in-the-
money put option (struck at the “Middle Strike Price”). The investor’s participation in such put spread will typically be at the Downside Participation Rate, calculated as described on the following slide
Long Barclays Bank PLC zero coupon bond
Long fixed rate coupon stream
Reverse Exchangeable Notes: Overview
For Institutional Investors only, not for onward distribution to retail investors
Long Barclays
Bank PLC Zero
Coupon Bond
Long Call Option
Long Coupon
Stream
Short Put Spread
3   |   Reverse Exchangeable Notes and YEELDS ® |  January 2015
Investing in Reverse Exchangeable Notes involves significant risks. Investors are urged to read carefully “Selected Risk Considerations” herein and the risk factors set forth in the pricing supplement for any series of Reverse Exchangeable Notes prior to investing.

Reverse Exchangeable Notes: Sample of Indicative Terms
YEELDS Indicative Terms
Reference Asset Reverse Exchangeable Notes linked to the common stock of XYZ Corporation
Issuer Barclays Bank PLC
Ranking Senior unsecured debt of the Issuer
Issue Price Typically equal to the Initial Price of the Reference Asset
Maturity Typically one year or shorter
Coupons Typically based on a per annum rate, a 30/360 day count convention and paid either monthly or quarterly
Initial Price
Typically the average execution price per share that an affiliate of Barclays Bank PLC has paid to hedge Issuer’s obligations under the Notes
Lower Strike Price A fixed percentage (less than 100%) of the Initial Price
Middle Strike  Price
A fixed percentage (which may be less than, equal to or greater than 100%) of the Initial Price. The Middle Strike Price will be greater than the Lower Strike Price and less than the Upper Strike Price.
Upper Strike Price A fixed percentage (typically greater than 100%) of the Initial Price. The Upper Strike Price will be greater than the Middle Strike Price.
Upside Participation Rate A fixed percentage (typically less than100%) reflecting the uncapped upside participation beyond the Upper Strike Price
Downside Participation Rate
A fixed percentage equal to the Initial Price divided by Middle Strike Price, reflecting the downside participation between the Lower
Strike Price and Middle Strike Price
Dividend Adjustment
The Final Price of the Reference Asset can be adjusted to reflect the difference between the actual dividends paid by the Reference
Asset during the term of the notes and the dividends that were expected (as determined on the trade date and set forth in the relevant offering documentation) to be paid during the term
Final  Price
Generally, the volume weighted average price of the Reference Asset (including any Dividend Adjustment) on the valuation date. In certain cases, the Final Price may be the average volume weighted average price of the  Reference Asset on the final valuation date or final averaging dates.
Final Redemption
On the maturity date, the investor will receive a payment per note calculated as follows:
The payment at maturity may, depending on the terms of the particular note, be made in shares of the Reference Asset in lieu of cash.
Any payment is subject to credit risk of the Issuer.
For Institutional Investors only, not for onward distribution to retail investors
4   |   Reverse Exchangeable Notes and YEELDS®
|  January 2015
- If the Final Price is greater than the Upper Strike Price: Principal + [(Final Price – Upper Strike Price) x Upside Participation Rate]
- If the Final Price is between the Middle Strike Price and Upper Strike Price: Principal Only
- If the Final Price is between the Lower Strike Price and Middle Strike Price: Final Price x Downside Participation Rate
- If the Final Price is less than the Lower Strike Price: Lower Strike Price x Downside Participation Rate

Hypothetical Payoff: XYZ Reverse Exchangeable Notes
For Institutional Investors only, not for onward distribution to retail investors
–
Initial Price & Issue Price: $100
–
Coupon: 8.00% per annum paid quarterly
(resulting in aggregate coupon payments of $8.00,
or 8% of the principal amount per note)
–
Lower Strike Price: $85 (85% of the Initial Price)
–
Middle Strike Price: $108 (108% of the Initial Price)
–
Upper Strike Price: $115 (115% of the Initial Price)
–
Upside  Participation Rate: 75%
–
Downside Participation Rate: 92.5926%
–
Term: 1 year
–
No dividend adjustments are made to the Final
Price
–
Investor is a US holder that holds the notes as
capital assets for tax purposes
Long XYZ Stock
XYZ Reverse Exchangeable Notes
XYZ Final Price
Assumptions
Payoff Profile
$85 $108 $115
-13.2963%
+8.0000%
Barclays and its affiliates do not provide tax advice.  Investors should seek advice based on their particular circumstances from an independent tax advisor. The payoff profile shown above does not take into account any tax consequences of investing in the Reverse Exchangeable Notes.
5   |   Reverse Exchangeable Notes and YEELDS ® |  January 2015

Hypothetical Examples: XYZ Reverse Exchangeable
Notes
For Institutional Investors only, not for onward distribution to retail investors
–
Initial Price & Issue Price: $100
–
Coupon: 8.00% per annum paid quarterly
(resulting in aggregate coupon payments of $8.00,
or 8% of the principal amount per note)
–
Lower Strike Price: $85 (85% of the Initial Price)
–
Middle Strike Price: $108 (108% of the Initial Price)
–
Upper Strike Price: $115 (115% of the Initial Price)
–
Upside  Participation Rate: 75%
–
Downside Participation Rate: 92.5926%
–
Term: 1 year
–
No dividend adjustments are made to the Final
Price
–
Investor is a US holder that holds the notes as
capital assets for tax purposes
Barclays and its affiliates do not provide tax advice.  Investors should seek advice based on their particular circumstances from an independent tax advisor. The “total return on investment” calculations noted above do not take into account any tax consequences of investing in the Reverse
Exchangeable Notes. These hypothetical examples are included for illustrative purposes only and do not constitute a guaranteed return or performance with respect to any series of Reverse Exchangeable Notes.
Assumptions
Hypothetical Examples
Example 1: If XYZ is down -50% at maturity (i.e., the Final Price is less than the Lower Strike Price):
Example 2: If XYZ is unchanged at maturity (i.e., the Final Price is between the Lower Strike Price and the Middle Strike Price):
Example 3: If XYZ is up +10% at maturity (i.e., the Final Price is between the
Middle Strike Price and the Upper Strike Price):
Example 4: If XYZ is up +50% at maturity (i.e., the Final Price is greater than the Upper Strike Price):
6   |   Reverse Exchangeable Notes and YEELDS®
|  January 2015
Coupon = 4 payments of $2 per quarter (total = $8)
Final Redemption Amount = $85 x 92.5926% = $78.7037
Total Return on Investment = -13.2963%
Coupon = 4 payments of $2 per quarter (total = $8)
Final Redemption Amount = $100 x 92.5926% = $92.5926
Total Return on Investments = +0.5926%
Coupon = 4 payments of $2 per quarter (total = $8)
Final Redemption Amount = $100
Total Return on Investment = +8.0000%
Coupon = 4 payments of $2 per quarter (total = $8)
Final Redemption Amount = $100 + ($150 - $115) x 75% = $134.25
Total Return on Investment = +42.2500%

Reverse Exchangeable Notes
YEELDS
®
(Exchangeable Buy-Write Securities)
Summary
Selected Risk Considerations
Contents
For Institutional Investors only, not for onward distribution to retail investors
7   |   Reverse Exchangeable Notes and YEELDS®
|  January 2015

YEELDS
®
(Yield Enhanced Equity Linked Debt Securities, also known as “buy-write” securities)
are senior unsecured debt obligations of Barclays Bank PLC that are typically linked to the performance of a single Reference Asset and provide:
1. Fixed coupon stream
2. Full exposure to the performance of the Reference Asset, up to an upside Cap
The investor effectively owns the following positions, all embedded in a YEELDS
Synthetically long Reference Asset shares (subject to adjustment in the event dividends exceed or fall below expected dividends, as set forth in the offering documentation for the
YEELDS
®
)
Long fixed rate coupon stream
Short
Investing in YEELDS
®
involves significant risks. Investors are urged to read carefully “Selected Risk Considerations” herein and the risk factors set forth in the pricing supplement for any series of YEELDS
®
prior to investing.
YEELDS
®
: Overview
For Institutional Investors only, not for onward distribution to retail investors
8   |   Reverse Exchangeable Notes and YEELDS®
|  January 2015
Synthetically  Long
Reference Asset shares
+
Long Coupon Stream
+
Short Out-of-the-Money
Call Option
(Call Strike = Cap)
an out-of-the-money call option (with a strike price equal to the Cap)
®
note:

YEELDS
®
: Sample of Indicative Terms
YEELDS Indicative Terms
Reference Asset YEELDS ® linked to the common stock of XYZ Corporation
Issuer Barclays Bank PLC
Ranking Senior unsecured debt of the Issuer
Issue Price Typically equal to the Initial Price of the Reference Asset
Maturity Typically 3 months, 6 months or 12 months and 1 week
Coupons Typically based on a per annum rate, a 30/360 day count convention and paid either monthly or quarterly
Initial Price
Typically the average execution price per share that an affiliate of Barclays Bank PLC has paid to hedge Issuer’s obligations under the Notes
Cap A fixed percentage (greater than 100%) of the Initial Price
Dividend Adjustment
The Final Price of the Reference Asset can be adjusted to reflect the difference between the actual dividends paid by the
Reference Asset during the term of the notes and the dividends that were expected (as determined on the trade date and set forth in the relevant offering documentation) to be paid during the term
Final  Price
Generally, the volume weighted average price of the  Reference Asset (including any Dividend Adjustment) on the valuation date.  In certain cases, the Final Price may be the average volume weighted average price of the  Reference Asset on the final valuation date or final averaging dates.
Final Redemption
On the maturity date, a payment shall be made equal to the lesser of:
The payment at maturity may, depending on the terms of the particular note, be made in shares of the Reference Asset in lieu of cash.
Any payment is subject to credit risk of the Issuer.
For Institutional Investors only, not for onward distribution to retail investors
9   |   Reverse Exchangeable Notes and YEELDS ® |  January 2015
1. The  Final Price
2. The  Cap

Hypothetical Payoff: XYZ YEELDS
®
For Institutional Investors only, not for onward distribution to retail investors
–
Initial Price & Issue Price: $100
–
Coupon: 8.00% per annum paid quarterly
(resulting in aggregate coupon payments of $8.00,
or 8% of the principal amount per note)
–
Cap: $115 (115% of Initial Price)
–
Term: 1 year
–
No dividend adjustments are made to the Final
Price
–
Investor is a US holder that holds the YEELDS ® as
capital assets for tax purposes
Long XYZ Stock
XYZ YEELDS
®
XYZ Final Price
Assumptions
Payoff Profile
$92
$115
+23.00%
+8.00%
Barclays and its affiliates do not provide tax advice. Investors should seek advice based on their particular circumstances from an independent tax advisor. The payoff profile shown above does not take into account any tax consequences of investing in the YEELDS ® .
10   |   Reverse Exchangeable Notes and YEELDS ® | January 2015

Hypothetical Examples: XYZ YEELDS
®
For Institutional Investors only, not for onward distribution to retail investors
–
Initial Price & Issue Price: $100
–
Coupon: 8.00% per annum paid quarterly
(resulting in aggregate coupon payments of $8.00,
or 8% of the principal amount per note)
–
Cap: $115 (115% of Initial Price)
–
Term: 1 year
–
No dividend adjustments are made to the Final
Price
–
Investor is a US holder that holds the YEELDS ®
as capital assets for tax purposes
Barclays and its affiliates do not provide tax advice.  Investors should seek advice based on their particular circumstances from an independent tax advisor. The “total return on investment” calculations noted above do not take into account any tax consequences of investing in the
YEELDS ® . These hypothetical examples are included for illustrative purposes only and do not constitute a guaranteed return or performance with respect to any series of YEELDS ® .
Assumptions
Hypothetical Examples
Example 1: If XYZ is down -50% at maturity:
Example 2: If XYZ is unchanged at maturity:
Example 3: If XYZ is up +10% at maturity:
Example 4: If XYZ is up +50% at maturity:
11   |   Reverse Exchangeable Notes and YEELDS ® |  January 2015
-
Coupon = 4 payments of $2 per quarter (total = $8)
-
Final Redemption Amount = $115
-
Total Return on Investment = +23.00%
-
Coupon = 4 payments of $2 per quarter (total = $8)
-
Final Redemption Amount = $110
-
Total Return on Investment = +18.00%
-
Coupon = 4 payments of $2 per quarter (total = $8)
-
Final Redemption Amount = $100
-
Total Return on Investment = +8.00%
-
Coupon = 4 payments of $2 per quarter (total = $8)
-
Final Redemption Amount = $50.00
-
Total Return on Investment = -42.00%

Contents
Reverse Exchangeable Notes
YEELDS
®
(Exchangeable Buy-Write Securities)
Summary
Selected Risk Considerations
For Institutional Investors only, not for onward distribution to retail investors
12 | Reverse Exchangeable Notes and YEELDS ® | January 2015

Summary: Reverse Exchangeable Notes vs. YEELDS ®
Reverse Exchangeable Notes YEELDS
®
Coupon Pays fixed coupon stream Pays fixed coupon stream
Final
Redemption
Amount at
Maturity
(per Note)
(1) Case I – Large
Rally:
If the Final Price of the underlying
shares is above the Upper Strike Price, the investor will have uncapped participation (typically less than 100%) beyond the
Upper Strike Price.
Typically has a higher final redemption value than
YEELDS ® for large rallies in the price of the underlying
shares.
(2) Case II –Moderate
Increase:
If the Final Price of the underlying
shares is between the Middle Strike Price and Upper Strike Price, final redemption amount will be the principal amount.
Typically has a lower final redemption value than YEELDS ®
for moderate increases in the price of the underlying shares.
(3) Case III – Small Increase or
Decrease:
If the Final Price of the
underlying shares is between the Lower Strike Price and Middle
Strike Price, the investor will have downside participation (typically less than 100%) below the Middle Strike Price. Final redemption amount will be less than the principal amount.
Typically has a lower final redemption value than YEELDS ®
for small increases and a higher final redemption value for
small decreases in the price of the underlying shares.
(4) Case IV – Large
Fall:
If the Final Price of the underlying shares is
below the Lower Strike Price, the investor’s losses are floored.
Final redemption amount is equal to Lower Strike Price times
Downside Participation Rate.
Typically has a higher final redemption value than YEELDS ®
for large decreases in the price of the underlying shares.
(1) Case I – Large
Rally:
If the Final Price of the
underlying shares is above the Cap, final
redemption amount will be limited to the Cap.
Typically has a lower final redemption value
than Reverse Exchangeable Notes for large
rallies in the price of the underlying shares.
(2) Case II – Small to Moderate
Increase:
If the
underlying shares rise but the Final Price is less
than the Cap, the investor will have 100%
participation in the positive share return.
Typically has a higher final redemption value
than Reverse Exchangeable Notes for small
to moderate increases in the price of the
underlying shares.
(3) Case III –
Decrease:
If the underlying shares
fall, the investor will have 100% participation in
the negative share return.
Typically has a lower final redemption value
than Reverse Exchangeable Notes for
decreases in the price of the underlying
shares. The investor may lose up to 100% of
the principal amount of their investment at
maturity.
For Institutional Investors only, not for onward distribution to retail investors
13   |   Reverse Exchangeable Notes and YEELDS ® |  January 2015
Investing in Reverse Exchangeable Notes or YEELDS
®
involves significant risks. Investors are urged to read carefully “Selected Risk Considerations” herein and  the  risk  factors  set  forth  in  the  pricing  supplement  for  any  series  of  notes  prior  to  investing.  The  descriptions  above  are  provided  for  educational purposes only and do not constitute a guaranteed return or performance with respect to any series of Reverse Exchangeable Notes or YEELDS
®
. All payments
on Reverse Exchangeable Notes and YEELDS
®
are subject to the credit risk of Barclays Bank PLC and are not guaranteed by any third party.

Summary: Factors Expected to Affect the Value of the
Notes
Reverse Exchangeable Notes YEELDS
®
Price of Reference
Asset
Expected to be positively
correlated with the
value of the notes
Expected to be positively
correlated with the
value of the notes
Volatility of
Reference Asset
Expected to be positively
correlated with the
value of the notes
Expected to be negatively correlated with the
value of the notes
Market Interest
Rates
Expected to be negatively correlated with
the value of the notes
Expected to be negatively correlated with the
value of the notes
Time to Maturity
May have a positive or negative correlation
with the value of the notes
May have a positive or negative correlation
with the value of the notes
Creditworthiness of
Barclays Bank PLC
Expected to be positively
correlated with
value of the notes
Expected to be positively
correlated with
value of the notes
For Institutional Investors only, not for onward distribution to retail investors
14 | Reverse Exchangeable Notes and YEELDS ® | January 2015
The market value of Reverse Exchangeable Notes or YEELDS
®
is expected to be influenced by
a number of factors, such as the values of the synthetic equity exposure, the embedded call and put options, the coupon stream payments and the creditworthiness of Barclays Bank PLC.
The following chart summarizes certain factors expected to affect the value of either Reverse
Exchangeable Notes or YEELDS
®
prior to maturity:
The market value of any series of notes described herein prior to maturity will be a product of many factors that will interact in complex and unpredictable ways, including the price and volatility of the reference asset, the coupon rate on the notes, our creditworthiness and other factors. No assurances can be given regarding the market value of any notes described herein at any time prior to maturity. If an investor sells their notes prior to maturity, they may lose a significant portion of their investment. Investors in Reverse Exchangeable Notes or YEELDs®
should be willing to hold their notes to maturity.

Contents
Reverse Exchangeable Notes
YEELDS
®
(Exchangeable Buy-Write Securities)
Summary
Selected Risk Considerations
For Institutional Investors only, not for onward distribution to retail investors
15 | Reverse Exchangeable Notes and YEELDS ® | January 2015

For Institutional Investors only, not for onward distribution to retail investors
Selected Risk Considerations
Some of the risks related to the securities described in this presentation (referred to collectively as “Exchangeable Securities”) are described below.  Before investing in Exchangeable
Securities, investors should read the relevant offering documentation for a detailed explanation of the terms, risks and other relevant information of the investment, including information about the underlying shares to which the Exchangeable Securities are linked (the “Reference Asset”). Investors are urged to consult with their own financial, tax and legal advisors before investing.
Credit of Issuer
The securities detailed in this document are senior unsecured obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on Exchangeable Securities, including any payment of principal, depends on the ability of Barclays Bank PLC to meet its obligations as they come due.  As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Exchangeable Securities described herein.  In the event Barclays Bank PLC were to default on its obligations, an investor may not receive the amounts owed to them under the terms of Exchangeable Securities.
No Rights to the Reference Asset
As a holder of Exchangeable Securities, an investor will not have any rights (including any voting rights or rights to receive cash dividends or other distributions) that the holders of any
Reference Asset would have.
Limited Liquidity
Investors should be willing to hold Exchangeable Securities to maturity.  There may be little or no secondary market for Exchangeable Securities.  Barclays Capital Inc. or other affiliates of Barclays Bank PLC typically intend to make a secondary market in Exchangeable Securities, as will be described in the relevant offering documentation for any series of Exchangeable
Securities.  If they do, however, they are not required to do so and may stop at any time, and there may not be a trading market in any Exchangeable Securities.  If an investor sells
Exchangeable Securities prior to their maturity, they may have to do so at a substantial loss.
Certain Built-in Costs are Likely to Adversely Affect the Value of Exchangeable Securities prior to Maturity
The original issue price of Exchangeable Securities may include selling discounts or commissions and may include the cost of hedging Barclays’ obligations under the Exchangeable
Securities.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Barclays Capital Inc. or other affiliates of Barclays Bank PLC will be willing to purchase Exchangeable Securities from an investor in secondary market transactions may be lower than the original issue price, and any sale prior to the maturity date of any Exchangeable Security could result in a substantial loss to the investor.
Investors Must Make their Own Evaluation of the Merits of an Investment in Exchangeable Securities
In connection with any purchase of Exchangeable Securities, investors are urged to consult their own financial, tax and legal advisors as to the risks involved in an investment in the product and to investigate the reference asset and not rely on our views in any respect.  Investors should make a complete investigation as to the merits of an investment in any
Exchangeable Security before investing.
Historical Results Not Indicative of Future Performance
The historical performance of a Reference Asset should not be taken as an indication of the future performance of the Reference Asset.  It is impossible to predict whether the price of the Reference Asset will fall or rise during the term of an Exchangeable Security.  Past fluctuations and trends in the price of a Reference Asset are not necessarily indicative of fluctuations or trends that may occur in the future.
Market Risk
The return, if any, on an Exchangeable Security is dependent on the performance of the Reference Asset.  Thus, changes in the price of the Reference Asset will determine the amount payable on an Exchangeable Security.  If the price of a Reference Asset declines, an investor may lose some or all of their investment at maturity.
Price Volatility
Movements in the price of Reference Assets are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors.  As a result, it is impossible to predict whether price of a Reference Asset will rise or fall during the term of an Exchangeable Security.  Changes in the price of the
Reference Asset will determine the payment at maturity on an Exchangeable Security.  Therefore, an investor may receive less, and potentially substantially less, than the amount they initially invested in an Exchangeable Security if the price of the Reference Asset declines.  Accordingly, an investor should be willing and able to bear the loss of some or all of their investment.
16 | Reverse Exchangeable Notes and YEELDS ® | January 2015

An Investor May Lose Some or All of their Investment; Interest or Coupon Payments May Not be Sufficient to Offset Losses
Each of the Exchangeable Securities described herein expose investors to the loss of at least some of the principal amount of their investment. In the case of YEELDS ® , investors are exposed to the same downside price risk as if they held shares of the Reference Asset. In the case of Reverse Exchangeable Notes, the investor’s payment at maturity will be less than the principal amount per note unless the final price of the Reference Asset is greater than the Middle Strike Price. In the case of both Reverse
Exchangeable Notes and YEELDS ® , the final price of the Reference Asset will be subject to adjustment under certain circumstances (as described in this document and as will be described in the offering documentation for the relevant series of notes). Interest or coupon payments on any Exchangeable Security may not be sufficient to offset an investor’s losses at maturity.
The Return on YEELDS ® Will Not Exceed the Return Represented by the Cap Plus the Coupon Payments
YEELDS ® do not have the same price appreciation potential as the applicable Reference Asset because the payment to an investor at maturity will not exceed the Cap (as described elsewhere in this document). An investor’s return on YEELDS ® is limited to the coupon payments plus the return represented by the Cap.
Even if the Final Price of the Reference Asset for a Reverse Exchangeable Note Exceeds the Upper Strike Price, the Investor’s Participation in Such Excess will be Limited by the Upside Participation Rate
As described herein, the Upside Participation Rate for a Reverse Exchangeable Note is typically less than 100%. If the final price of the Reference Asset does exceed the
Upper Strike Price, the investor’s ability to participate in the full excess thereof will be limited by the Upside Participation Rate. In other words, the investor will participate in only a percentage equal to the Upside Participation Rate of the appreciation in the price of the Reference Asset in excess of the Upper Strike Price.
Taxes
An investment in any Exchangeable Securities described herein will entail risks associated with the tax consequences of such investment. With respect to non-US investors, the Treasury Department has revised proposed regulations under Section 871(m) of the Internal Revenue Code of 1986, as amended which would, if finalized in current form, possibly treat all or a portion of any payment in respect of securities that reference U.S. equities as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). However, such withholding would potentially apply only to instruments issued after 90 days following the date of publication of the final regulations under Section 871(m) and only with respect to payments made after December 31, 2015.
Investors are urged to read carefully the offering documentation for any Exchangeable Security and to consult with their own financial, legal and tax advisors before investing.
Many Unpredictable Factors, including Economic and Market Factors, will Impact the Value of Exchangeable Securities
In addition to price of the Reference Asset on any day, the market value of Exchangeable Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:
Potential Conflicts of Interests
Barclays Bank PLC or one of its affiliates could serve as the calculation agent for Exchangeable Securities. The calculation agent will make determinations related to the securities, including calculating the amounts payable to an investor under the securities and making judgments related to the price of the Reference Asset or any other affected variable under certain circumstances. Conflicts of interest may arise in connection with Barclays Bank PLC or its affiliates performing the role of calculation agent under Exchangeable Securities. In addition, Barclays Bank PLC and its affiliates play a variety of roles in connection with the issuance of Exchangeable Securities, including hedging its obligations under the securities. In performing these duties, the economic interests of Barclays Bank PLC and its affiliates are potentially adverse to your interests as an investor in Exchangeable Securities.
Selected Risk Considerations (continued)
For Institutional Investors only, not for onward distribution to retail investors
17 | Reverse Exchangeable Notes and YEELDS ® | January 2015
the expected volatility of the Reference Asset;
the time to maturity of the securities;
interest and yield rates in the market generally;
a variety of economic, financial, political, regulatory or judicial events;
supply and demand for the securities; and
the creditworthiness of the issuer, including actual or anticipated downgrades in the credit ratings of the issuer.

Disclaimers
For Institutional Investors only, not for onward distribution to retail investors
18   |   Reverse Exchangeable Notes and YEELDS
®
|  January 2015
This document has been prepared by Barclays Bank PLC ("Barclays") or an affiliate, for information purposes only and without regard to the particular needs of any specific recipient.  All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays.

No transaction or services relating to any financial products or investments described herein (“Products”) can be consummated without Barclays’ formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary. Accordingly you must independently determine, with your own advisors, the appropriateness for you of the securities/transaction before investing or
transacting.   Barclays does not guarantee the accuracy or completeness of information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance.   The value of
any Product may fluctuate as a result of market changes.  The information in this document is not intended to predict actual results and no assurances are given with respect thereto. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes.  The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

Products or investments of the type described herein may involve a high degree of risk and the value of such Products or investments may be highly volatile.  Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity.  In certain transactions, counterparties may lose their investment or incur unlimited loss.  This brief statement does not disclose all risks and other significant aspects in connection with transactions of the type described herein.  Prior to transacting, counterparties should ensure that they fully understand (either on their own or through the use of independent expert advisors) the terms of the transaction and any legal, tax or accounting considerations applicable to them.

Barclays and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

THIS DOCUMENT DOES NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO AN INVESTMENT IN ANY PRODUCT.  PRIOR TO TRANSACTING,
POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS.  INVESTORS SHOULD ONLY
TRANSACT AFTER READING THE INFORMATION IN THE RELEVANT OFFERING DOCUMENT (WHICH HAS BEEN OR WILL BE PUBLISHED AND MAY BE OBTAINED FROM
BARCLAYS).

Any investment decision must be based solely on information included in the relevant offering documents, such investigations as the investor deems necessary and consultation with the investor’s own legal, regulatory, tax, accounting and investment advisors in order to make an independent determination of the suitability and consequences of an investment in the Products referred to herein.
Structured securities, derivatives and options are complex instruments that are not suitable for all investors, may involve a high degree of risk, and may be appropriate investments only for sophisticated investors who are capable of understanding and assuming the risks involved. Supporting documentation or any claims, comparisons, recommendations, statistics or other technical data will be supplied upon request. Please Read the

Barclays Capital Inc., the United States affiliate of Barclays Bank PLC, accepts responsibility for the distribution of this product in the United States.  Any transactions by U.S. persons in any security discussed herein must only be carried out through Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019.
© 2015, Barclays Bank PLC (All rights reserved).
Barclays Bank PLC has filed a registration statement (including a prospectus, prospectus supplement and product supplements) with the SEC for the offerings of the securities to which this communication relates.  Before you invest, you should read the prospectus, prospectus supplement, any relevant product supplement relating to the securities, and other documents Barclays
Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, any relevant product supplement, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc.. or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any product supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital
Inc., 745 Seventh Avenue - Attn: US InvSol Support, New York, NY 10019.
http://www.optionsclearing.com/about/publications/character-risks.jsp.